SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Dividend and Income Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

11 Hanover Square
New York, NY 10005

URGENT

Time is Running Out… Every Vote Counts!

If you have not voted, please vote today.

Voting is quick and easy. We encourage you to vote now so we can avoid additional costs associated with soliciting your vote.

You have 4 convenient ways to vote in Dividend and Income Fund’s Annual Meeting of Shareholders to be held on May 1, 2014.

1. Call 1-844-253-1473 to Speak with a Live Agent and Vote
For you convenience, you may call our toll free number Monday through Friday (9 a.m. to 6 p.m. ET) to speak with a live agent who can assist in registering your vote.
2. Vote by Mail
Please mail your signed proxy voting card(s) in the postage-paid envelope.
3. Vote by Touch Tone Phone at 1-800-454-8683
Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.  Please note that for telephone voting you will need your control number, which is located on the enclosed proxy voting card.

4. Vote By Internet

Please visit www.proxyvote.com and follow the online instructions.  Please note that for internet voting you will need your control number, which is located on the enclosed proxy voting card.

FOR TELEPHONE AND INTERNET VOTING, YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M., EASTERN TIME, ON APRIL 30, 2014 TO BE COUNTED FOR THE ANNUAL MEETING.

If you have already voted, thank you for your response.  If you have any further questions, please contact our Proxy Solicitor, Boston Financial Data Services, toll free at 1-844-253-1473.  In addition, all proxy materials are conveniently available online at www.proxyvote.com.

We appreciate your continued support and encourage you to vote today.

DIVIDEND AND INCOME FUND